                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          -
                                                                        -RELEASE

Contact:
George Shadid,
EVP & Chief Financial Officer
816/584-5621
gshadid@aipc.com

FOR IMMEDIATE RELEASE

                         AMERICAN ITALIAN PASTA COMPANY
                                TO PRESENT AT THE
                           BANC OF AMERICA SECURITIES
                            2005 CONSUMER CONFERENCE

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KANSAS CITY, MO, March 4, 2005 -- American Italian Pasta Company (NYSE: PLB)
will be presenting at the Banc of America Securities 2005 Consumer Conference to
be held in New York City on Tuesday, March 15, 2005 at 8:50 a.m. Eastern Time. A
webcast of the presentation will be available over the Internet at
http://www.veracast.com/webcasts/bas/consumer-2005/id34102449.cfm. The presentation will also be available at the Investor Relations section of the company's website (www.aipc.com). The archived webcast will be available for two weeks following the presentation.

Founded in 1988 and based in Kansas City, Missouri, American Italian Pasta
Company is the largest producer and marketer of dry pasta in North America.

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